EXHIBIT 99.12

1.     Joint Filing.  Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on his or its behalf in the capacity set forth below.

2.     Power of Attorney.     Know all persons by these presents that each person whose signature appears below constitutes and appoints Thomas W. Briggs, Robin B. Connor and Wendy Mahaffey, and each of them, as his or its true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to the Schedule 13D, and any reports filed pursuant to Section 16 of the Securities Exchange Act of 1934, filed on behalf of each of them with respect to his or its beneficial ownership of American Building Control, Inc. and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or such person or his or its substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

     DATED:  November 18, 2003

CAMPBELL, HENDERSON & COMPANY

By: /s/ Vance Campbell
Name: Vance Campbell
Title: President